Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Management and Board of Directors
NRG Energy, Inc.:

We consent to the use of our report dated May 2, 2013, with respect to the balance sheet of NRG Yield, Inc as of December 31, 2012, included herein and to the reference to our firm under the heading “Experts” in this registration statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
June 6, 2013